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      [LETTERHEAD OF NETHERLAND, SEWELL & ASSOCIATES, INC. APPEARS HERE]

                                                                    EXHIBIT 23.2

EEX Corporation
Suite 1400
2500 CityWest Blvd.
Houston, Texas 77042



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the filing of the Annual Report on Form 10-K, for the year ended December 31, 1998, for EEX Corporation in accordance with the requirements of the Securities Act of 1933. We consent to the inclusion in such Annual Report of our reserve report incorporated therein, references to our name in the form and context in which they appear, and the incorporation by reference thereof into the company's Registration Statements on Form S-8 (No. 333-24595 and No. 333-41979) and on Form S-3 (No. 333-64427).


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.




                                        By: /s/ Frederic D. Sewell
                                           -----------------------------
                                           Frederic D. Sewell
                                           President

Dallas, Texas
March 11, 1999